Exhibit 99.1

FOR IMMEDIATE RELEASE

NICOLET BANKSHARES, INC. DECLARES FIRST CASH DIVIDEND TO SHAREHOLDERS

Green Bay, Wisconsin, May 15, 2023 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced that its Board of Directors has declared its first quarterly cash dividend of $0.25 per share to shareholders of its common stock. The dividend will be payable on June 15, 2023 to shareholders of record as of June 1, 2023.

“The initiation of a cash dividend represents an important milestone for our Company,” said Mike Daniels, President and CEO of Nicolet. “The ‘Why’ behind the decision goes back to our foundational belief in creating shared success for Nicolet’s customers, employees, and shareholders. While we remain an opportunistic growth company and will continue to use our capital to grow Nicolet, both organically and through M&A, and after discussing this over the years we believe this is the right time to declare our first dividend. The ability to reward shareholders while at the same time growing and serving our customers and employees is the essence of shared success. We thank the Board and our shareholders for their steadfast belief in Nicolet’s purpose and values.”

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this communication, which are not statements of historical fact, constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements generally can be identified by words or phrases such as, without limitation, “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, and in this press release include our statements about the timing of dividends, the potential for future dividends, and our expectations to grow Nicolet organically and through mergers and acquisitions.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of Nicolet’s borrowers, including as a result of the negative impact of inflationary pressures on our customers and their businesses, resulting in significant increases in loan losses and provisions for those losses; (ii) fluctuations or differences in interest rates on loans or deposits from those that Nicolet is modeling or anticipating, including as a result of Nicolet’s inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) adverse conditions in the national or local economies including in Nicolet’s operating markets; (iv) the inability of Nicolet, or entities in which it has significant investments, to maintain the long-term historical growth rate of its loan portfolio; (v) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Nicolet is seeking to limit the rates it pays on deposits; (vi) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (vii) effectiveness of Nicolet’s asset management activities in improving, resolving or liquidating lower-quality assets; (viii) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Nicolet’s results, including as a result of the negative impact to net interest margin from rising deposit and other funding costs; (ix) the results of regulatory examinations; (x) Nicolet’s ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xi) difficulties and delays in integrating acquired businesses or fully realizing cost savings and other benefits from acquisitions; (xii) risks of expansion into new geographic or product markets; (xiiii) any matter that would cause Nicolet to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xiv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Nicolet), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xv) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives; (xvii) the vulnerability of Nicolet’s network and online banking portals, and the systems of parties with whom Nicolet contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xviii) the possibility of increased compliance and operational costs as a result of increased regulatory oversight, and the development of additional banking products for Nicolet’s corporate and consumer clients; (xix) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers; (xx) fluctuations in the valuations of Nicolet’s equity investments and the ultimate success of such investments; (xxi) the availability of and access to capital; (xxii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of Nicolet’s participation in and execution of government programs related to the COVID-19 pandemic; and (xxiii) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Nicolet’s 2022 Annual Report on Form 10-K, as well subsequent filings with the SEC and are available on the SEC’s website at www.sec.gov.

All forward-looking statements included in this press release are made as of the date hereof and are based on information available to management at that time. Except as required by law, Nicolet disclaims any obligation to update or revise any forward-looking statement contained in this press release to reflect new information or events or circumstances that occur after the date the forward-looking statements were made.
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